FORM OF OPINION OF FRIED, FRANK,
                         HARRIS, SHRIVER & JACOBSON

                                                             EXHIBIT 5.1



                                                          212-859-8136
May ___, 2002                                          (FAX: 212-859-8586)
Ribapharm Inc.
3300 Hyland Avenue
Costa Mesa, California 92626

          RE:  REGISTRATION STATEMENT ON FORM S-1 (NO. 333-____)

Ladies and Gentlemen:

     We are acting as special counsel to Ribapharm Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (File No. 333-____) (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the registration of the estimated 21,922,032 shares (the "Conversion Shares") of common stock, par value $.01 per share, of the Company, issuable upon conversion of the 6 1/2% Convertible Subordinated Notes due 2008 (the "Notes") of the Company issued pursuant to an Indenture, dated July 18, 2001 (the "Indenture"), by and between the Company, Ribapharm Inc., a Delaware corporation, and The Bank of New York, as trustee (the "Trustee"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

     In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Indenture with their covenants and agreements contained therein.

     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Conversion Shares have been duly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the terms of the Notes and Indenture, will be validly issued, fully paid and non-assessable.

     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the "GCLD"), and applicable provisions of the Constitution of the State of Delaware in each case as currently in effect, and reported judicial decisions interpreting the GCLD and the Delaware Constitution.

     The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                Very truly yours,


                                FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                                By:
                                   ---------------------------------
                                   Jeffrey Bagner